Exhibit 10.18

FIRST AMENDED AND RESTATED

ISB FINANCIAL CORP.

STOCK OPTION PLAN

A.	PURPOSES AND SCOPE.

The purposes of this Plan are to encourage stock ownership by employees and directors of ISB Financial Corp. (the “Company”) and its Subsidiaries in order to provide an incentive for employees and directors to expand and improve the profits and success of the Company and its Subsidiaries, and to assist the Company and its Subsidiaries in attracting and retaining employees through the grant of Options to purchase shares of the Company’s common stock. The Plan shall be administered as a non-statutory stock option plan.

B.	DEFINITIONS

Unless otherwise required by the context:

1. “Board of Directors” shall mean the Board of Directors of the Company, also referred to as the Board.

2. “Chairman” shall mean the Chairman of the Board of the Company.

3. “Company” shall mean ISB Financial Corp., an Iowa corporation.

4. “Code” shall mean the Internal Revenue Code of 1986, as amended.

5. “Option” shall mean a right to purchase Stock as granted in an Option Agreement pursuant to the Plan.

6. “Option Agreement” shall mean a written agreement entered into between the Company and a Participant specifying the terms and conditions of such Participant’s Option(s) in compliance with the Plan.

7. “Option Price” shall mean the purchase price for Stock under an Option, as determined in Section F below.

8. “Participant” shall mean an eligible employee or director of the Company or its Subsidiaries to whom an Option is granted under the Plan.

9. “Plan” shall mean this First Amended and Restated ISB Financial Corp. Stock Option Plan.

10. “Stock” shall mean the commons tock of the Company.

11. “Subsidiary” shall mean a bank, insurance company, investment management company, trust company or other financial service company for which the Company holds a controlling ownership interest.

C.	STOCK TO BE OPTIONED.

Subject to the provisions of Section L of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan to employees and directors of the Company and its Subsidiaries is a total of 20,0001 shares of the Stock. If an Option granted under the Plan expires or terminates for any reason without having been fully exercised, the number of shares with respect to which the Option was not exercised at the time of its expiration or termination will again become available for Option grants under the Plan. If any shares issued under the plan are reacquired by the Company, such shares shall become available for Option grants under the Plan.

D.	ADMINISTRATION.

The Plan shall be administered by the Chairman. The Chairman shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by employees and non-salaried directors of the Company and its Subsidiaries. The interpretation and construction of any provision of the Plan by the Chairman shall be final unless otherwise determined by the Board. Neither the Chairman nor any member of the Board shall be liable for any action or determination with respect to the Plan made in good faith.

E.	ELIGIBILITY.

The Board, after considering the recommendation of the Chairman, may grant Options to key management employees and to non-salaried directors of the Company or its Subsidiaries. For these purposes a key management employee may include, but is not limited to, an employee who is also a director or officer. Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Chairman, shall determine. Options granted at different times need not contain similar provisions.

F.	OPTION PRICE.

The Price at which a share of Stock may be purchased pursuant to the exercise of an Option shall be 100 percent of the fair market value (as defined herein) of a share of Stock on the date the Option is granted. Subject to the provisions of Paragraph L, for all purposes of the Plan, the fair market value of a share of Stock at any date shall be determined in accordance with the following:

(a) If the Stock is not traded on a national securities exchange, the fair market value of a share of Stock shall be determined by the Chairman using such method as he determines to be appropriate.

[1]	This number of shares is based upon Stock circumstances as of March 9, 1993. The actual number of shares is subject to adjustment as provided in Paragraphs C and L of the Plan.

(b) If the Stock is traded on a national securities exchange, the average of the highest and lowest price at which such stock is traded on that exchange on that date or, if such stock is not traded on that date, on the last preceding date on which such stock was traded.

G.	TERMS AND CONDITIONS OF OPTIONS.

Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by Option Agreements in such form as the Board, upon recommendation of the Chairman, shall from time to time approve. Such Option Agreements shall comply with this Plan and be subject to the following:

1. EMPLOYMENT AGREEMENT. Upon recommendation of the Chairman, the Board may require, in its discretion, that any Participant receiving an Option under the Plan will agree in writing, as a condition of the exercise of such Option, that the Participant will be an Employee or a Director at the required date in the future. As such, any Option granted under the Plan may be conditioned upon the Participants remaining in the employ of, and rendering services to, the Company or any of its Subsidiaries for a period of time (specified in the Option Agreement) following the date the Option is granted. Neither the Plan, the grant of an Option, nor any Option Agreement shall impose upon the Company or any of its Subsidiaries any obligation to continue the employment of the Participant for any period.

2. TIME AND METHOD OF PAYMENT. The Option Price shall be paid in full in cash by the Participant to the Company at the time an Option is exercised under the Plan. Promptly after the exercise of an Option and the payment of the Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his or her ownership of such Stock subject to the provisions of Paragraph N hereof. A Participant shall have none of the rights of a shareholder until shares are issued to him or her, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

3. NUMBER OF SHARES. Each Option Agreement shall state the total number of shares of Stock to which it pertains.

4. OPTION PERIOD AND LIMITATIONS ON EXERCISE OF OPTIONS. An option may be exercised only in the last ten (10) days of a calendar quarter. Notwithstanding the foregoing restriction on the exercise of an Option, in the event of the dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, the Company shall give thirty (30) days notice that any Option that is then exercisable under an Option Agreement but has not yet been exercised must be exercised before the liquidation, or such merger or consolidation, or such Option shall lapse. All Options not yet exercisable shall lapse upon dissolution, liquidation, consolidation or merger. Except as provided in the Option Agreement, an Option may be exercised in whole or in part at any time during its terms. No Option may be exercised after the expiration of six years from the date it is granted. No Option may be exercised for a fractional share of Stock.

5. REQUIRED TAX WITHHOLDING. As a condition to the issuance of shares of Stock upon the exercise of an Option, the Participant must agree under an Option Agreement to pay to the Company at the time of any exercise of an Option any taxes required to be withheld by the Company under Federal, State or Local law as a result of the exercise of the Option.

H.	TERMINATION OF EMPLOYMENT.

Notwithstanding the restriction of Section G.4 above, if a Participant for any reason ceases to be an employee or non-salaried director of the Company or a Subsidiary, the Participant may, at any time prior to such cessation of service, exercise his or her Options to the extent that he or she is entitled to exercise them as of the last date of service.

I.	RIGHTS IN EVENT OF DEATH OR DISABILITY.

Notwithstanding the provisions of Section H, if a Participant’s cessation of service with the Company or its Subsidiary is due to disability or death, the Participant (or the Participant’s spouse in the event of the Participant’s death) following such cessation of service shall have the same rights, for six months, to exercise the Participant’s Option(s) to the extent the same were exercisable under the applicable Option Agreement at the time of cessation of service. In no event, however, will an Option be exercisable subsequent to its expiration date as specified in the applicable Option Agreement.

J.	NO OBLIGATION TO EXERCISE OPTION.

The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

K.	NONASSIGNABILITY.

During a Participant’s lifetime, Options issued pursuant to the Plan are not assignable or transferable by will or by the laws of descent and distribution, but Options issued pursuant to the Plan may be exercised after the Participant’s death by his or her surviving spouse as provided at Section I above.

L.	EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN.

The aggregate number of shares of Stock available for Options under the Plan, the shares subject to Option Agreements and the price per share shall all be proportionately adjusted for an increase or decrease in the number of issued shares of Stock of the Company subsequent to the March 9, 1993 effective date of the Plan resulting from (1) a split, subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the

Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all unexercised Options outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section I to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant’s Options in whole or in part, but only to the extent that such Options are otherwise exercisable under the terms of the Plan and the Participant’s Option Agreement. The Company shall give thirty (30) days notice of such corporate change to all interested parties.

M.	AMENDMENT AND TERMINATION.

The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Termination of the Plan shall not affect any Option previously granted.

For the purpose of conforming to any changes in applicable law or governmental regulation, or for any other lawful purpose, the Board shall have the right, with or without approval of the shareholders of the Company, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall: (i) without approval or ratification by the shareholders of the Company, increase the maximum number of shares in the aggregate which are subject to the Plan or which may be granted to Participants (subject, however, to the provisions of Paragraph L), change the class of persons eligible to be Participants under the Plan or materially increase the benefits accruing to Participants under the Plan; or (ii) materially alter or impair any Option previously granted under the Plan without the consent of such Option holder.

N.	AGREEMENT AND REPRESENTATION OF PARTICIPANTS.

If the Board determines that such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock pursuant to the exercise of an Option granted hereunder, to sign and deliver to the Company a written statement, in form and consent satisfactory to the Board, representing that the Participant’s acquisition of shares of Stock shall be for such person’s own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such share shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the Securities Act), which Registration Statement has become effective and is current with respect to the shares being offered and sold, (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the availability of such exemption or (c) a sale to the Company pursuant to the agreement described in Paragraph O. The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant.

O.	RESERVATION OF SHARES OF STOCK.

The Board, during the term of this Plan, will reserve and keep available a sufficient number of shares of Stock for issuance pursuant to the exercise of the Options actually granted hereunder, and will make reasonable effort to obtain from any regulatory body having jurisdiction any requisite authority necessary to sell and to issue the number of shares of Stock that shall be sufficient to satisfy the requirements of the Plan. The inability of the Company, after making such reasonable effort as the Board may determine, to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful sale and issuance of its Stock hereunder, shall relieve the Company of any liability with respect to the failure to sell or issue Stock under the Plan or Option Agreements as to which requisite authority has not been obtained.

P.	EFFECTIVE DATE OF PLAN.

The Plan has been effective from March 9, 1993, the date that the Plan was approved by the Board, with the shareholders of the Company approving the Plan within 12 months after its adoption by the Board. Options granted prior to the initial shareholder approval of the Plan were subject to shareholder approval of the Plan and no such Option was exercised prior to such shareholder approval.

Q.	EFFECTIVE DATE OF AMENDMENTS.

As adopted by the Board on the 9th day of March 1993 and approved by the shareholders, the Plan was amended by the Board on January 9, 2001, and this First Amended and Restated Plan was adopted by the Board on the 18th day of November, 2003, to supercede the March 9, 1993 Plan as amended, and to be recommended for ratification and approval by the shareholders at the next annual meeting of the shareholders. Options granted to any person constituting a new class of Participants not eligible under the March 9, 1993 Plan as amended are subject to shareholder approval of this First Amended and Restated ISB Financial Corp. Stock Option Plan.

/s/ Thais E. Winkleblack
Thais E. Winkleblack
Secretary of the Board of
Directors of ISB Financial Corp.